UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2021 (January 29, 2021)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2021, CHS/Community Health Systems, Inc. (the “Issuer”), a direct, wholly owned subsidiary of Community Health Systems, Inc. (the “Company”), completed its previously announced offering (the “Notes Offering”) of $1,775,000,000 aggregate principal amount of its 6.875% Junior-Priority Secured Notes due 2029 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of February 2, 2021, among the Issuer, the Company, the subsidiary guarantors party thereto and Regions Bank, as trustee (the “Trustee”) and junior-priority collateral agent (the “Collateral Agent”) (the “Indenture”).

The Notes bear interest at a rate of 6.875% per year payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021.

The Notes are unconditionally guaranteed on a junior-priority secured basis by the Company and each of the Issuer’s current and future domestic subsidiaries that provide guarantees under the Issuer’s ABL facility (the “ABL Facility”), any capital market debt securities of the Issuer (including the Issuer’s outstanding senior notes) and certain other long-term debt of the Issuer and the guarantors.

Pursuant to the terms of the amended and restated junior-priority collateral agreement, dated as of February 2, 2021 (the “Collateral Agreement”), among the Issuer, the grantors named therein and the Collateral Agent and the Intercreditor Agreements (as defined below), the Notes and the guarantees are secured by (i) shared second-priority liens on the collateral (the “Non-ABL Priority Collateral”) that also secures on a first-priority basis the Issuer’s existing senior-priority secured notes (the “Existing Senior-Priority Secured Notes”) and (ii) shared third-priority liens on the collateral (the “ABL Priority Collateral” and together with the Non-ABL Priority Collateral, the “Collateral”) that secures on a first-priority basis the ABL Facility (and also secures on a second-priority basis the Existing Senior-Priority Secured Notes), in each case subject to permitted liens described in the Indenture. The Notes are subject to the terms of three intercreditor agreements: (1) the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility, the Existing Senior-Priority Secured Notes, the Issuer’s existing junior-priority secured notes (the “Existing Junior-Priority Secured Notes”) and the Notes (the “ABL Intercreditor Agreement”), (2) the intercreditor agreement which governs the relative rights of the secured parties in respect of the Existing Senior-Priority Secured Notes, the Existing Junior-Priority Secured Notes and the Notes (the “Senior-Junior Intercreditor Agreement”) and (3) the intercreditor agreement which governs the relative rights of holders of the Notes, holders of the Existing Junior-Priority Secured Notes and holders of any future obligations secured on a pari passu basis with the Notes (the “Junior-Priority Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement, the “Intercreditor Agreements”). Each of the Intercreditor Agreements restrict the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the Notes.

At any time prior to April 15, 2024, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the Indenture. On or after April 15, 2024, the Issuer may redeem some or all of the Notes at any time and from time to time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to April 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company or the Issuer experiences a Change of Control (as defined in the Indenture), the Issuer is required to offer to repurchase the Notes at 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Issuer’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payments, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Issuer’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes issued pursuant to the Indenture and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture, the Notes and the Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Collateral Agreement, as the case may be, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

Refinancing of 2023 Junior-Priority Secured Notes

The Issuer intends to use the net proceeds of the Notes Offering, together with cash on hand, to repurchase and/or redeem all of its outstanding Junior-Priority Secured Notes due 2023 (the “2023 Junior-Priority Secured Notes”) and to pay related fees and expenses. In particular, the Issuer intends to use the net proceeds from the Notes Offering, together with cash on hand, (i) to purchase all of the Issuer’s outstanding 2023 Junior-Priority Secured Notes that are validly tendered and accepted for purchase in the cash tender offer announced on January 19, 2021 (the “Tender Offer”) and (ii) to redeem all of the 2023 Junior-Priority Secured Notes that remain outstanding after the acceptance of the 2023 Junior-Priority Secured Notes that were validly tendered by the Early Tender Deadline (as defined below).

On February 2, 2021, the Company issued a press release announcing the early tender results of the Tender Offer. As of 5:00 p.m., New York City time, on February 1, 2021 (the “Early Tender Deadline”), $132,925,000 in aggregate principal amount, or approximately 7.52%, of the outstanding 2023 Junior-Priority Secured Notes had been validly tendered and not validly withdrawn and accepted by the Issuer. Payment for the 2023 Junior-Priority Secured Notes accepted for purchase on or prior to the Early Tender Deadline was made on February 2, 2021.

As previously reported, on January 20, 2021, the Issuer caused to be issued to holders of the 2023 Junior-Priority Secured Notes a notice of conditional redemption to redeem on February 4, 2021 all of the 2023 Junior-Priority Secured Notes then outstanding at a redemption price of 107.406% of the principal amount thereof, plus accrued and unpaid interest to, but not including, February 4, 2021 (the “Redemption Price”). On February 2, 2021, the Issuer deposited with the trustee of the 2023 Junior-Priority Secured Notes sufficient funds necessary to pay the Redemption Price. Upon deposit of the funds, the obligations under the indenture governing the 2023 Junior-Priority Secured Notes were satisfied and discharged and all collateral securing the 2023 Junior-Priority Secured Notes was released.

A copy of the press release issued by the Company announcing the early tender results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemption of 2022 Notes

On January 29, 2021, the Issuer issued to holders of the 6.875% Senior Notes due 2022 (the “2022 Notes”) a notice of redemption to redeem on February 28, 2021 all of the 2022 Notes then outstanding at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest to, but not including, February 28, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of February 2, 2021, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as trustee and collateral agent, relating to the 6.875% Junior-Priority Secured Notes due 2029.

4.2	Amended and Restated Junior-Priority Collateral Agreement, dated as of February 2, 2021, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the grantors named therein and Regions Bank, as collateral agent.

99.1	Press Release of Community Health Systems, Inc., dated February 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Executive Vice President and Chief Financial Officer (principal financial officer)